Exhibit 99.1

July 31st, 2018

Nodechain, Inc.

5445 Oceanus Drive

Suite # 102

Huntington Beach, CA. 92649

Re.:       Letter of Resignation

Dear Mr. Ibrahim:

Please accept this letter, as my Letter of Resignation as a member of the Board of Directors of Nodechain, Inc.

I hereby resign as a Member of the Board of Directors of the Company effective upon receipt of this letter.

Sincerely,

/s/ David Kim

David Kim